Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VIASYS Healthcare Inc. (the “Company”) on Form 10-Q for the period ended July 3, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Randy H. Thurman and Martin P. Galvan, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented as required by such Report.

August 11, 2004

/s/ RANDY H. THURMAN

Randy H. Thurman
Chairman of the Board, President and Chief Executive Officer

/s/ MARTIN P. GALVAN

Martin P. Galvan
Senior Vice President and Chief Financial Officer